Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Bill Aulet, CFO
Viisage
978-952-2200
investor@viisage.com

VIISAGE PROVIDES ADDITIONAL FINANCIAL INFORMATION ON 2004 GUIDANCE

LITTLETON, MASS., February 24, 2004 – Viisage (Nasdaq: VISG), a leading provider of advanced technology identity solutions, today provided additional information concerning its anticipated financial results for the full year ending December 31, 2004 as a follow-up to its February 17, 2004 earnings release and conference call about 2003 results.

On the conference call, Bill Aulet, Chief Financial Officer of Viisage, stated that management expects to produce revenues of between $57 and $60 million, and EBITDA (earnings before interest, taxes, depreciation and amortization) in 2004 in excess of $10 million. EBITDA is not a measure derived in accordance with generally accepted accounting principles (GAAP) and excludes components that may be important to understanding Viisage’s overall financial performance. Viisage’s EBITDA should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. The GAAP measures most comparable to EBITDA are operating income and net loss. Viisage expects that its operating income in 2004 will be at least $0.5 million and that its net loss in 2004 will be not more than $3.0 million. A reconciliation of Viisage’s expectations for EBITDA in 2004 to expected operating income and net loss for the same period, is presented in the table below and on Viisage’s Web site (www.viisage.com).

Viisage recently completed the acquisition of ZN Vision Technologies AG and Trans Digital Technologies Corporation. While these acquisitions are expected to have a positive impact on Viisage’s EBITDA for 2004, they also will result in Viisage incurring significant non-cash charges for depreciation and amortization that will adversely impact Viisage’s net income in 2004. Viisage believes that using EBITDA as a performance measure, together with operating income (loss) and net income (loss), will help investors better understand Viisage’s underlying financial performance and ability to generate cash flow from operations.

Reconciliation of GAAP and Non-GAAP Financial Measures for 2004 Anticipated Financial Results:

Operating income	$500
Depreciation and amortization	(2,100)
Interest expense, net	(1,400)

Net income	(3,000)

Add:
Depreciation and amortization in cost of sales	9,800
Depreciation and amortization	2,100
Interest expense, net	1,400
Taxes	100

EBITDA	$10,400

About Viisage

Viisage (NASDAQ: VISG) delivers advanced technology identity solutions for governments, law enforcement agencies and businesses concerned with enhancing security, reducing identity theft, providing access control, and protecting personal privacy. Viisage creates solutions using secure document and face recognition technologies that quickly, reliably, and accurately identify individuals. With over 2,000 installations worldwide, Viisage’s identity solutions stand out as a result of the Company’s industry-leading technology and unique understanding of customer needs.

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time to time by Viisage through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, unanticipated results from audits of the financial results of acquired companies, changing interpretations of generally accepted accounting principles, outcomes of government reviews, potential fluctuations in quarterly results, the size and timing of award and performance on contracts, dependence on large contracts and a limited number of customers, lengthy sales and implementation cycles, availability and cost of key components, market acceptance of new or enhanced products and services, proprietary technology and changing competitive conditions, system performance, management of growth, dependence on key personnel, ability to obtain project financing, general economic and political conditions and other factors affecting spending by customers, the unpredictable nature of working with government agencies and other risks, uncertainties and factors including those described from time to time in Viisage’s filings with the Securities and Exchange Commission, including without limitation, Viisage’s Form 10K for the year ending December 31, 2002 and its quarterly reports on Form 10Q. Viisage undertakes no obligation to update any forward-looking statements.

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